Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated April 12, 2001, with respect to USOL Holdings, Inc., and our report dated February 11, 2000, with respect to the U.S. OnLine Communications, Inc., both included in USOL Holdings, Inc.'s Form 10-KSB for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.




Arthur Andersen LLP

Austin, Texas
October 12, 2001